Exhibit 10.11

Accelerant Holdings LP

Name of Subscriber

(Please Print or Type)

ALTAI VENTURES SPECIAL OPPORTUNITIES FUND I, LP

SUBSCRIPTION AGREEMENT

1. Agreement of Subscriber to Become a Limited Partner. The undersigned subscriber (the “Subscriber”) hereby agrees to (a) become a limited partner in a limited partnership formed under the laws of the State of Delaware (the “Partnership”), on the terms of the Agreement of Limited Partnership under which the Partnership is constituted, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time in accordance with its terms (the “Partnership Agreement”), (b) adhere to, comply with, be bound by and receive the benefits of the terms of the Partnership Agreement and such terms are hereby incorporated by reference as if set out herein in full, including the power of attorney granted therein, and (c) make aggregate cash contributions to the capital of the Partnership pursuant to a “Commitment” (as defined in the Partnership Agreement) in the aggregate commitment amount accepted by Altai Ventures Special Opportunities Fund I GP, LP, the general partner of the Partnership (the “General Partner”), which amount shall be set forth above the General Partner’s signature on an acceptance page (the “General Partner Acceptance Page”) that references this subscription agreement (this “Subscription Agreement”), and which accepted commitment amount shall in no event be more than the requested commitment amount set forth in the space provided for the “Subscriber’s Commitment Amount” on the signature page to this Subscription Agreement; provided if the commitment amount in the General Partner Acceptance Page is left blank, the requested commitment amount set forth in the space provided for the “Subscriber’s Commitment Amount” on the signature page to this Subscription Agreement instead shall be the accepted commitment amount (the “Commitment” and, collectively with the amounts that the other partners in the Partnership have agreed to contribute to the capital of the Partnership, and in each case the General Partner has agreed to accept, the “Commitments”). The Subscriber agrees to fund its Commitment in such amounts, at such times and in such manner as called for by the General Partner in accordance with the Partnership Agreement. The General Partner’s acceptance of this Subscription Agreement shall bind the Subscriber as a Limited Partner and a party to the Partnership Agreement and, following such acceptance, the Subscriber shall be admitted as a Limited Partner and shall have all the rights of, and shall comply with all the obligations of, a Limited Partner as set out in the Partnership Agreement. The General Partner may accept in its sole discretion all or any portion of the requested commitment amount set forth above the Subscriber’s signature on the signature page to this Subscription Agreement and may accept all or any remaining portion of such requested commitment amount at one or more subsequent closings, in each case as reflected on the original General Partner Acceptance Page or an additional General Partner Acceptance Page with respect to such remaining portion then accepted, in each case by execution and delivery to the Partnership of such General Partner Acceptance Page or notice to the Partnership of the execution thereof. Prompt notice of such acceptance also will be given to the Subscriber either by delivery of a copy of the applicable General Partner Acceptance Page signed by the General Partner or other notice of such execution. If so accepted, this Subscription Agreement may not be canceled, terminated or revoked by the Subscriber, except as explicitly provided for by applicable law in certain jurisdictions outside the United States. Unless otherwise defined herein, capitalized terms used in this Subscription Agreement will have the meanings ascribed to such terms in the Partnership Agreement. Signatures related to this Subscription Agreement may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

2. Investor Qualification Statement and Tax Forms. The Subscriber represents, warrants and agrees that all of the statements, answers and information in the Investor Qualification Statement that the Subscriber has completed (together with all similar and/or related statements and/or agreements required to be completed with respect to the Subscriber’s Commitment (e.g., by certain direct or indirect owners or control persons or entities), the “Investor Qualification Statement”) and each Form W-9, Form W-8BEN, Form W-8BEN-E, Form W-8IMY, Form W-8EXP, and/or Form W-8ECI, that the Subscriber has delivered to the General Partner (collectively, the “Tax Forms”) are true and correct as of the date hereof, will be true and correct as of the date and/or dates of the acceptance of this subscription and, as of each such date, do not and will not omit to state any material fact necessary in order to make the statements contained therein not misleading.

3. Consent to Electronic Delivery of Schedules K-1. The Subscriber consents to receive Schedules K-1 (Partner’s Share of Income, Deductions, Credits, etc.) from the Partnership electronically via email and/or another electronic reporting medium in lieu of paper copies. The Subscriber agrees that it will review the consent document sent to the Subscriber by the General Partner, and follow the instructions contained therein. Additionally, if the Subscriber ever owns an interest in any other entity classified as a partnership for U.S. federal income tax purposes by reason of its Commitment (e.g., because of the use of an alternative investment vehicle to make an investment), the Subscriber (a) consents to receive Schedules K-1 from such other entity electronically via email, the Internet, and/or another electronic reporting medium in lieu of paper copies and (b) agrees, upon notification by the General Partner of the Subscriber’s ownership of an Interest in such other entity, to access a consent document at the internet location then specified by the General Partner and follow the instructions contained therein.

4. Representations, Warranties and Covenants of the Subscriber. In connection with the Subscriber’s agreement to subscribe for limited partner interests in the Partnership (the “Interests”), the Subscriber represents, warrants and covenants to the General Partner as of the date hereof and through and including each date that this Subscription Agreement is accepted in whole or in part by the General Partner as follows:

(a) Authorization.

(i)

If the Subscriber is a natural person or if beneficial ownership of the Subscriber is held by an individual through a revocable grantor trust or an individual retirement account, the Subscriber or the Subscriber’s beneficial owner is at least twenty-one (21) years old and it is within the Subscriber’s right, power and capacity to execute this Subscription Agreement, the Power of Attorney and the Investor Qualification Statement, to invest in the Partnership and to fund its Commitment as contemplated by, and in accordance with, this Subscription Agreement and the Partnership

Agreement. If the Subscriber lives in a community property state in the United States, either (A) the source of the Subscriber’s Commitment will be the Subscriber’s separate property and the Subscriber will hold the Interests as separate property, or (B) the Subscriber alone has the authority to bind the community property of his or her marital estate with respect to this Subscription Agreement, the Power of Attorney, the Investor Qualification Statement, the AML Checklist and all agreements contemplated hereby and thereby.

(ii)

If the Subscriber is a corporation, limited liability company, partnership, trust, retirement system or other entity, the Subscriber is duly organized, formed or incorporated, as the case may be, and the Subscriber is authorized, empowered and qualified to execute this Subscription Agreement, the Power of Attorney and the Investor Qualification Statement, to invest in the Partnership and to fund its Commitment as contemplated by, and in accordance with, this Subscription Agreement and the Partnership Agreement. The individual signing this Subscription Agreement, the Power of Attorney, the Investor Qualification Statement, the AML Checklist and all agreements contemplated hereby and thereby on the Subscriber’s behalf has been duly authorized to do so.

(b)

Execution; Binding Obligation. The Partnership Agreement shall become binding upon the Subscriber on the later of (i) the date of the Partnership Agreement and (ii) the date, if any, that the General Partner accepts this subscription in whole or in part. Each of this Subscription Agreement, the Partnership Agreement (including Section 1.9 thereof), the Investor Qualification Statement, the AML Checklist and the Power of Attorney is a valid and binding agreement or instrument, as applicable, enforceable against the Subscriber in accordance with its terms. The Subscriber understands that, upon acceptance by the General Partner and except as explicitly provided for by law in certain jurisdictions outside the United States, the Subscriber is not entitled to cancel, terminate or revoke this Subscription Agreement or any of the powers conferred herein. The Subscriber represents and warrants that the Power of Attorney granted by the Subscriber in connection with this Subscription Agreement has been executed by it in compliance with the laws of the state or jurisdiction in which this Subscription Agreement was executed and to which the Subscriber is subject. The Subscriber hereby covenants and agrees on behalf of itself and its successors and assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish and deliver such other instruments, documents and statements and to take such other actions as the General Partner may determine to be necessary or appropriate to effectuate and carry out the purposes of this Subscription Agreement, the Investor Qualification Statement and the Partnership Agreement, including, without limitation, in order to establish any Parallel Fund (as such defined in the Partnership Agreement).

(c)

No Conflict. The execution and delivery of and/or adherence to, as applicable, this Subscription Agreement, the Investor Qualification Statement, the AML Checklist, the Power of Attorney and the Partnership Agreement by or on behalf of the Subscriber, the consummation of the transactions contemplated hereby and the performance of the Subscriber’s obligations under this Subscription Agreement, the Power of Attorney and the Partnership Agreement will not conflict with, or result in any violation of or default under, any provision of any governing instrument applicable to the Subscriber, or any agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its properties is bound, or any U.S. or non-U.S. permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Subscriber or the Subscriber’s business or properties.

(d)

Information. The Subscriber has a pre-existing personal or business relationship with the General Partner and/or any of its principals, agents or Affiliates. The Subscriber represents and warrants that it has read the Subscription Agreement and the copy of the Partnership Agreement provided to the Subscriber before the General Partner’s initial acceptance of any of the Subscriber’s requested commitment amount (collectively, the “Offering Materials”) and the Subscriber has relied on nothing other than the Offering Materials in deciding whether to make an investment in the Partnership. In addition, the Subscriber acknowledges that the Subscriber has been given the opportunity to (i) ask questions and receive satisfactory answers concerning the terms and conditions of the offering, (ii) perform its own independent investigations and (iii) obtain additional information in order to evaluate the merits and risks of an investment in the Partnership and to verify the accuracy of the information contained in the Offering Materials. No statement, printed material or other information that is contrary to the information contained in the Offering Materials has been given or made by or on behalf of the General Partner and/or the Partnership to the Subscriber. The Subscriber has consulted to the extent deemed appropriate by the Subscriber with the Subscriber’s own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in the Interests and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences of an investment in the Interests, and believes that an investment in the Interests is suitable and appropriate for the Subscriber.

(e)

No Registration of Interests. The Subscriber understands that the Interests have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or any state or non-U.S. securities laws, and are being offered and sold in reliance upon U.S. federal, state and applicable non-U.S. exemptions from registration requirements for transactions not involving a public offering. The Subscriber recognizes that reliance upon such exemptions as well as the tax treatment of the Partnership is based in part upon the representations of the Subscriber contained in this Subscription Agreement, the Investor Qualification Statement, the AML Checklist and the Tax Forms. The Subscriber represents and warrants that the Interests will be acquired by the Subscriber solely for the account of the Subscriber, for investment purposes only and not with a view to the distribution thereof. The Subscriber represents and warrants that the Subscriber (i) is a sophisticated investor with the knowledge and experience in business and financial matters to enable the Subscriber to evaluate the merits and risks of an investment in the Partnership, (ii)

is able to bear the economic risk and lack of liquidity of an investment in the Partnership and (iii) is able to bear the risk of loss of its entire investment in the Partnership. The Subscriber’s Commitment, together with the Subscriber’s other investments that are not readily marketable, is not disproportionate to the Subscriber’s net worth.

(f)	Regulation D under the Securities Act. The Subscriber is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

(g)

Rule 506(d) of Regulation D. The Subscriber has not been subject to any event specified in Rule 506(d)(1) of the Securities Act or any proceeding or event that could result in any such disqualifying event (“Disqualifying Event”) that would either require disclosure under the provisions of Rule 506(e) of the Securities Act or result in disqualification under Rule 506(d)(1) of the Partnership’s use of the Rule 506 exemption. The Subscriber will immediately notify the General Partner in writing if the Subscriber becomes subject to a Disqualifying Event at any date after the date hereof. In the event that the Subscriber becomes subject to a Disqualifying Event at any date after the date hereof, the Subscriber agrees and covenants to use its best efforts to coordinate with the General Partner to (i) provide documentation as reasonably requested by the General Partner related to any such Disqualifying Event and (ii) implement a remedy to address the Subscriber’s changed circumstances such that the changed circumstances will not affect in any way the Partnership’s or its affiliates’ ongoing and/or future reliance on the Rule 506 exemption under the Securities Act. The Subscriber acknowledges that, at the discretion of the General Partner, such remedies may include the waiver of all or a portion of the Subscriber’s voting power in the Partnership and/or the Subscriber’s withdrawal from the Partnership through the transfer or sale of its Interest in the Partnership. The Subscriber also acknowledges that the General Partner may periodically request assurance that the Subscriber has not become subject to a Disqualifying Event at any date after the date hereof, and the Subscriber further acknowledges and agrees that the General Partner shall understand and deem the failure by the Subscriber to respond in writing to such requests to be an affirmation and restatement of the representations, warranties and covenants in this Section 4(i).

(h)

Investment Company Act Matters. The Subscriber understands that: (i) the Partnership does not intend to register as an investment company under the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”), and (ii) the Subscriber will not be afforded the protections provided to investors in registered investment companies under the Investment Company Act. Except as expressly indicated on the Investor Qualification Statement, the Subscriber was not formed or reformed (as interpreted under the Investment Company Act) for the specific purpose of making an investment in the Partnership, and, under the ownership attribution rules promulgated under Section 3(c)(1) of the Investment Company Act, no more than one person will be deemed a beneficial owner of the Subscriber’s Interest. If the Subscriber has indicated in the Investor Qualification Statement that it is a “qualified purchaser,” then the Subscriber is a “qualified purchaser” as that term is defined under the Investment Company Act.

(i)

Acknowledgement of Risks; Restrictions on Transfer. The Subscriber recognizes that: (i) an investment in the Partnership involves certain risks, (ii) the Interests will be subject to certain restrictions on transferability as described in the Partnership Agreement and (iii) as a result of the foregoing, the marketability of the Interests will be severely limited. The Subscriber agrees that it will not transfer, sell, assign, pledge, encumber, mortgage, divide, hypothecate or otherwise dispose of all or any portion of the Interests in any manner that would violate the Partnership Agreement, the Securities Act or any U.S. federal or state or non-U.S. securities laws or subject the Partnership or the General Partner or any of its affiliates to regulation under (or make materially more burdensome for such Person any regulatory requirement under) the Investment Company Act or the U.S. Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Advisers Act”), the rules and regulations of the U.S. Securities and Exchange Commission or the laws and regulations of any U.S. federal, state or municipal authority or any non-U.S. governmental authority having jurisdiction thereover.

(j)

Additional Investment Risks. The Subscriber is aware that: (i) the Partnership has no financial or operating history, (ii) investment returns, if any, set forth in the Private Placement Memorandum or in any supplemental letters or materials thereto are not necessarily comparable to or indicative of the returns, if any, that may be achieved on investments made by, or in, the Partnership, (iii) the General Partner or a person or entity selected by the General Partner (which may be a manager, member, shareholder, partner or affiliate thereof) will receive substantial compensation in connection with the management of the Partnership, and (iv) no U.S. federal, state or local or non-U.S. agency, governmental authority or other person has passed upon the Interests or made any finding or determination as to the fairness of this investment.

(k)

No Public Solicitation of Subscriber. The Subscriber confirms that it is not subscribing for any Interest as a result of any form of general solicitation or general advertising, including (i) any advertisement, article, notice or other communications published in any newspaper, magazine or similar media (including any internet site that is not password protected) or broadcast over television or radio or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(l)

Investment Advisers Act Matters. None of the General Partner, its owners, its managers and any other person or entity selected by the General Partner to act as an agent of the Partnership with respect to managing the investments of the Partnership currently is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Management Company has filed Form ADV as an exempt reporting “venture capital fund adviser” (as that term is defined under the Investment Advisers Act) and will continue to update its Form ADV on file with the SEC during the Fund’s term. The Subscriber will not be afforded the protections provided to clients of registered investment advisers under the Investment Advisers Act. However, the General Partner or any of its owners or managers, or any other person or entity selected by the General Partner to act as investment adviser, manager and/or agent of the Partnership in managing its investments may, in its sole discretion, register as an investment adviser under the Investment Advisers Act. The Subscriber agrees that the General Partner and the Partnership may provide in any electronic medium (including via email or website access) any disclosure or document that is required by applicable law to be provided to the Subscriber. The Subscriber acknowledges and agrees that the General Partner has advised the Subscriber of its intention to sell to the Partnership all or a portion of one or more investments in which the General Partner or one or more of its affiliates has or will have an interest, and that the Subscriber has been given the opportunity to ask questions and obtain information (including pricing information) regarding such sale(s). The Subscriber hereby consents to the consummation of each such sale in compliance with the terms of the Partnership Agreement. In addition, the Subscriber hereby agrees that the committee designated in the Partnership Agreement to provide Investment Advisers Act approvals on behalf of the Subscriber is appointed and authorized to do so on behalf of the Subscriber, including any approvals required under Section 206(3) of the Investment Advisers Act and any consent to a transaction that would result in any “assignment” (within the meaning of the Investment Advisers Act) with respect to the General Partner, the Management Company, or any investment advisory affiliate of the General Partner.

(m)

Tax Status of Flow-Through Subscriber. If the Subscriber is a partnership, a limited liability company treated as a partnership for U.S. federal income tax purposes, a grantor trust (within the meaning of Sections 671-679 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) or an S corporation (within the meaning of Code §1361) (each a “flow-through entity”), the Subscriber represents and warrants that either:

(i)

no person or entity will own, directly or indirectly through one or more flow-through entities, an interest in the Subscriber such that more than 70% of the value of such person’s or entity’s interest in the Subscriber is attributable to the Subscriber’s investment in the Partnership; or

(ii)

if one or more persons or entities will own, directly or indirectly through one or more flow-through entities, an interest in the Subscriber such that more than 70% of the value of such person’s or entity’s interest in the Subscriber is attributable to the Subscriber’s investment in the Partnership, neither the Subscriber nor any such person or entity has or had any intent or purpose to cause such person (or persons) or entity (or entities) to invest in the Partnership indirectly through the Subscriber in order to enable the Partnership to qualify for the 100-partner safe harbor under U.S. Department of Treasury Reg. §1.7704-1(h).

(n)

Benefit Plan Investor Status of Subscriber. The Subscriber represents and warrants that, except as disclosed by the Subscriber to the General Partner in the Investor Qualification Statement, the Subscriber is not (i) an “employee benefit plan” that is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) an individual retirement account or annuity or other “plan” that is subject to Code §4975, or (iii) a fund of funds, an insurance company separate account or an insurance company general account or another entity or account (such as a group trust), in each case whose underlying assets are deemed under the U.S. Department of Labor regulation codified at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), to include “plan assets” of any “employee benefit plan” subject to ERISA or “plan” subject to Code §4975 (each of clause (i) through (iii), a “Benefit Plan Investor”). If the Subscriber has indicated in the Investor Qualification Statement that it is not a Benefit Plan Investor, it represents, warrants and covenants that it shall not become a Benefit Plan Investor for so long as it holds Interests.

If the Subscriber is (x) a Benefit Plan Investor or (y) a governmental plan or other retirement arrangement (collectively with Benefit Plan Investors, “Plans”), the Subscriber makes the following representations, warranties and covenants:

(A)

The Plan’s decision to invest in the Partnership was made on an arms’ length basis by duly authorized fiduciaries in accordance with the Plan’s governing documents, which fiduciaries (each a “Plan Fiduciary”) are independent of the Partnership, the General Partner, the Management Company, and their affiliates and are capable of evaluating investment risks independently, both in general and with regard to the Plan’s prospective investment in the Partnership.

(B)

If the Subscriber is subject to ERISA or Section 4975 of the Code, such Subscriber’s decision to invest in the Partnership has been made by a Plan Fiduciary responsible for exercising independent judgment in connection with evaluating the investment in the Partnership, which Plan Fiduciary is a fiduciary under ERISA or the Code, or both with respect to the decision to invest in the Partnership, is not the individual retirement account (“IRA”) owner, in the case of an investor that is an IRA, and is one of the following: (I) a bank (as defined in Section 202 of the Investment Advisers Act) or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency; (II) an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a plan; (III) an investment adviser registered under the Investment Advisers Act or, if not registered under the Investment Advisers Act by reason of paragraph (1) of Section 203A of the Investment Advisers Act, registered under the laws of the State in which it maintains its principal place of business; (IV) a broker-dealer registered under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; or (V) an independent fiduciary that holds, or has under management or control, total assets of at least $50 million.

(C)

None of the Partnership, the General Partner, the Management Company, or any of their affiliates has undertaken to provide impartial investment advice, or to give advice in a fiduciary capacity, and no such advice was relied upon by any Plan Fiduciaries in deciding to invest in the Partnership. Such Plan Fiduciaries have considered any fiduciary duties or other obligations arising under ERISA, Code §4975 and any other U.S. federal, state or local or non-U.S. law substantially similar to ERISA or Code §4975 (“Similar Law”), including any regulations, rules and procedures issued thereunder and related judicial interpretations, in determining to invest in the Partnership, and such Plan Fiduciaries have independently determined that an investment in the Partnership is consistent with such fiduciary duties and other obligations.

(D)

No discretionary authority or control was exercised by the Partnership, the General Partner, the Management Company, or any of their respective affiliates in connection with the Plan’s investment in the Partnership. No individualized investment advice was provided to the Plan or the Plan Fiduciary by the Partnership, the General Partner, the Management Company, or their affiliates based upon the Plan’s investment policies or strategies, overall portfolio composition or diversification with respect to its investment in the Partnership.

(E)

The Subscriber acknowledges and agrees that the Partnership does not intend to hold plan assets of the Plan and that none of the Partnership, the General Partner, the Management Company, or any of their respective affiliates will act as a fiduciary to the Plan under ERISA, the Code or any Similar Law with respect to the Subscriber’s purchase or retention of an Interest in the Partnership or the management or operation of the Partnership.

(F)

Assuming the assets of the Partnership are not “plan assets” within the meaning of Section 3(42) of ERISA, the Subscriber’s acquisition and holding of Interests will not constitute or result in a non-exempt “prohibited transaction” under ERISA or Code §4975 or a violation of any Similar Law.

(G)

The information provided in Part IV of the Investor Qualification Statement, if the Subscriber is a natural person or alter ego thereof, or Part V of the Investor Qualification Statement, if the Subscriber is an entity, is true and accurate as of the date hereof; such information will remain true and accurate for so long as the Subscriber holds Interests in the Partnership; and the Subscriber agrees to notify the Partnership immediately if it has any reason to believe that it is or may be in breach of the foregoing representation and covenant.

(o)	Anti-Money Laundering, Economic Sanctions, Anti-Bribery and Anti-Boycott Matters.

(i)

The Subscriber acknowledges that the Partnership seeks to comply with all applicable anti-money laundering, economic sanctions, anti-bribery and anti-boycott laws and regulations. In furtherance of these efforts, the Subscriber represents, warrants and agrees that: (A) the Subscriber is not the target of economic or financial sanctions imposed, administered, or enforced by the United States government, including the U.S. Department of the Treasury Office of Foreign Assets Control, the United Nations Security Council, or the European Union (collectively, “Sanctions,” and any person the subject of such Sanctions or majority-owned or controlled by a person the subject of such Sanctions a “Sanctioned Person”) (B) no capital commitment, contribution or payment to the Partnership by the Subscriber and no distribution to the Subscriber shall cause the Partnership or the General Partner to be in violation of any applicable U.S. federal or state or non-U.S. laws or regulations, including anti-money laundering, Sanctions, anti-bribery or anti-boycott laws or regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and the Foreign Corrupt Practices Act, (C) all capital contributions or payments to the Partnership by the Subscriber will be made through an account located in a jurisdiction that does not appear on the list of boycotting countries published by the U.S. Department of Treasury pursuant to Code §999(a)(3), as in effect at the time of such contribution or payment, (D) neither the Subscriber nor any persons acting for or on behalf of the Subscriber are or have engaged, or will engage, or are owned or controlled by any party that is or has engaged, or will engage, in activities that could result in being designated a Sanctioned Person or on any list of restricted parties maintained by the U.S. federal government and (E) the Subscriber otherwise will not engage in any business or other activities that could cause the Partnership to be in violation of applicable anti-money laundering, Sanctions, anti-bribery or anti-boycott laws or regulations. The Subscriber acknowledges and agrees that, notwithstanding anything to the contrary contained in the Partnership Agreement, any side letter or any other agreement, to the extent required by or deemed advisable by the General Partner under any anti-money laundering, Sanctions, anti-bribery or anti-boycott law or regulation, the Partnership and the General Partner may prohibit additional capital contributions, restrict distributions or take any other reasonably necessary or advisable action with respect to the Interests, and the Subscriber shall have no claim, and shall not pursue any claim, against the Partnership, the General Partner or any other Person in connection therewith.

(ii)

The Subscriber represents and warrants that none of the Subscriber, or to the best of its knowledge after due and reasonable inquiry, any person controlling or controlled by the Subscriber, any person having a beneficial interest in the Subscriber or any person for whom the Subscriber is acting as agent or nominee in connection with this subscription is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure. The Subscriber represents and warrants that to the extent the Subscriber has any beneficial owners, it has carried out thorough due diligence to establish the identities of such beneficial owners. The Subscriber reasonably believes upon due inquiry that no such beneficial owner is a Sanctioned Person, and that no funds contributed to the Partnership or otherwise transferred or conveyed pursuant to this Subscription Agreement are derived directly or indirectly from a Sanctioned Person. The Subscriber represents, warrants and agrees that it holds the evidence of identities of all beneficial owners and will maintain all such evidence for at least five years from the date of a complete withdrawal from the Partnership.

(p)

Privacy Notice. If a natural person (or an entity that is an “alter ego” of a natural person (e.g., a revocable grantor trust, an individual retirement account or an estate planning vehicle)), the Subscriber has received and read a copy of the initial privacy notice with respect to the General Partner’s collection and maintenance of nonpublic personal information regarding the Subscriber.

(q)

Confidentiality. The Subscriber acknowledges and agrees that (i) it has received and will in the future receive Confidential Information regarding the Partnership, the General Partner, the Management Company, each general partner, manager or other control Person of any of the foregoing Persons and each existing or prospective Portfolio Company and its subsidiaries (collectively, the “Partnership Entities”) as well as the other Partners, (ii) such Confidential Information contains trade secrets and is proprietary, (iii) disclosure of such Confidential Information to third parties is not in the best interest of any of the Partnership Entities or the Partners and (iv) disclosure of such Confidential Information would cause substantial harm and damages to the Partnership Entities and the Partners. The Subscriber hereby represents and warrants that, except as previously disclosed to the General Partner in writing, (A) it is not subject to any law, statute, governmental rule or regulation or judicial or governmental order, judgment or decree requiring it to disclose any information or materials (whether or not Confidential Information) relating to any of the Partnership Entities or the other Partners to any Person(s) and (B) it is not required by any law, statute, governmental rule or regulation or judicial or governmental order, judgment or decree or any agreement or contract to obtain any consent or approval prior to agreeing to be bound by the confidentiality covenant set forth in the Partnership Agreement. The Subscriber hereby represents and warrants that except as previously disclosed in writing to the General Partner, it has taken all actions and obtained all consents necessary to enable it to comply with the Partnership Agreement. Any information provided to a Person at the direction or request of the Subscriber shall be treated for purposes hereof and for purposes of the Partnership Agreement as instead having been provided to such Person by the Subscriber, and such deemed disclosure by the Subscriber shall be subject to all of the limitations and other provisions in the Partnership Agreement relating to Confidential Information.

(r)

Volcker Rule. The Subscriber hereby represents and warrants to the General Partner and the Partnership that the Subscriber is not a “banking entity” as such term is defined under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Volcker Rule”) or qualifies for an exclusion, an exemption and or other relief under the Volcker Rule with respect to the ownership of interests in the Partnership, based on the currently available published regulatory guidance, including the joint notice of final rulemaking issued on December 10, 2013 with respect to the Volcker Rule. The Subscriber agrees that it shall not be entitled to deliver an Opinion of Limited Partner’s Counsel to the effect that it has a Limited Partner Regulatory Problem under Section 6.7 of the Partnership Agreement, if the Subscriber at any time fails to qualify for an exclusion, an exemption and/or other relief under the Volcker Rule.

(s)

Additional Representations for Non-U.S. Subscribers. If the Subscriber is not a United States person, the Subscriber shall provide additional written representations applicable to residents of the Subscriber’s country of residence in form and substance satisfactory to the General Partner in its sole discretion.

(t)	FATCA and other Automatic Exchange of Information Regimes.

(i)

The Subscriber covenants and agrees to provide promptly, and update periodically, at any times requested by the General Partner and following any change that may cause information set forth in this Section 4(t) to become untrue or misleading in any material respect, all information, documentation, certifications and forms (including Tax Forms), and verifications thereof that the General Partner deems necessary to comply with (x) any requirement imposed by Code §§1471 - 1474, and any U.S. Department of Treasury Regulations, forms, instructions or other guidance issued pursuant thereto (commonly referred to as “FATCA”), any similar legislation, regulations or guidance enacted or promulgated by any jurisdiction or international organization which seeks to implement similar automatic exchange of information, tax reporting and/or withholding tax regimes (including the OECD Common Reporting Standard (“CRS”)), (y) any intergovernmental agreement between any jurisdictions concerning the collection and sharing of information, and (z) any current or future legislation, regulations or guidance promulgated by or between any jurisdictions or international organizations giving rise to or effect to any item described in clause (x) or (y) (collectively, all of the authorities described in clauses (x), (y) and (z) are referred to herein as “AEOI Regimes”), including information, documentation, certifications and forms (and verifications thereof) that the General Partner deems necessary:

(A)

to determine the residence, citizenship, country of domicile, incorporation or organization, and any tax status ascribed to the Subscriber and its beneficial owners pursuant to AEOI Regimes (including the most current applicable version of IRS Form W-9 or W-8, and any other “self-certification” documentation the General Partner deems necessary),

(B)	to determine whether withholding of tax is required with respect to amounts payable or attributable to the Subscriber pursuant to any AEOI Regime,

(C)	to satisfy reporting obligations imposed by any AEOI Regime, for the Partnership or any Alternative Investment Vehicle to enter into any agreement required pursuant to any AEOI Regime, or

(D)

to comply with the terms of such an agreement on an annual or more frequent basis. All of the information, documentation, certifications and forms (and verifications thereof) described in this Section 4(t), collectively with the Tax Forms and any other tax-related information collected pursuant to this Subscription Agreement or the Partnership Agreement, is referred to herein as “Tax Information.”

(ii)

The Subscriber acknowledges that if it fails to supply any Tax Information required pursuant hereto on a timely basis, the Subscriber, the Partnership and/or any Alternative Investment Vehicle may be subject to withholding taxes pursuant to AEOI Regimes. The Subscriber hereby agrees to indemnify and hold harmless the Partnership, any Alternative Investment Vehicle, and their partners or other owners against any such withholding taxes or any other penalties that may arise as a result of the Subscriber’s action, inaction or status in connection with any AEOI Regime (including where the Subscriber’s failure to provide Tax Information is based on a statutory, regulatory or other prohibition). The Subscriber further acknowledges that its failure to comply with any requirement pursuant to this Section 4(t) (including a failure based on a statutory, regulatory or other prohibition) may result in the Partnership or any Alternative Investment Vehicle being unable to enter into or comply with an agreement required pursuant to an AEOI Regime, or may cause the termination of such an agreement. Such failure may create a Partnership Regulatory Risk to which the withdrawal provisions of Section 6.7 of the Partnership Agreement would apply.

(iii)	The Subscriber shall promptly notify the General Partner in writing if any governmental body terminates any agreement entered into with the Subscriber pursuant to any AEOI Regime.

(iv)

The Subscriber acknowledges that any Tax Information requested or compiled by the General Partner, the Partnership or their agents pursuant to this Subscription Agreement or any AEOI Regime, may be disclosed to (A) the IRS and U.S. Department of Treasury, (B) any other governmental body which collects information pursuant to an applicable AEOI Regime and (C) any withholding agent where the provision of Tax Information is required by such withholding agent to avoid the application of any withholding tax on any payments to the Partnership or any Alternative Investment Vehicle.

(v)

The Subscriber further consents to the disclosure of Tax Information concerning Subscriber and its owners to, and the collection, access, processing and storage of Tax Information concerning Subscriber and its owners by, affiliates and agents of the Partnership, any Alternative Investment Vehicle, and the General Partner, and other service providers to any of them, in any jurisdiction, including in the United States and in countries outside the European Economic Area, for the purposes of (A) providing services related to any AEOI Regime, and (B) assisting any of them with compliance with any AEOI Regime, including the disclosure by such parties of Tax Information to applicable governmental authorities or international organizations.

(vi)

The Subscriber acknowledges that Tax Information can become subject to the legal systems and laws in force in each state or country (A) where it is held, received or stored, (B) from where it is accessed in connection with providing services related to any AEOI Regime or other services, or (C) through which it passes, and such jurisdictions may not have the same data protection laws as the country in which the Subscriber is domiciled.

5. Miscellaneous Provisions.

(a)

Indemnification. To the maximum extent not prohibited by applicable law, the Subscriber covenants to the General Partner and agrees to indemnify and hold harmless the Partnership, the General Partner, the Management Company and each officer, director, shareholder, partner or member of the General Partner and/or the Management Company and each other Person that controls, is controlled by, or is under common control with, any of the foregoing within the meaning of Section 15 of the Securities Act (each, an “Indemnified Party”), from and against any and all losses, claims, damages, expenses and liabilities relating to or arising out of (i) any breach of any representation, warranty or certification, or any breach of or failure to comply with any covenant or undertaking, made by or on behalf of the Subscriber in this Subscription Agreement, the Investor Qualification Statement, the AML Checklist and/or the Tax Forms or in any other document furnished by or on behalf of the Subscriber to any Indemnified Party in connection with acquiring the Interests or (ii) any action instituted by or on behalf of the Subscriber against an Indemnified Party that is finally resolved by judgment against the Subscriber or in favor of an Indemnified Party. Each Indemnified Party is an intended third party beneficiary hereof. The reimbursement and indemnity obligations of the Subscriber under this Section 5(a) shall survive the date of admission to the Partnership as a limited partner applicable to the Subscriber. The remedies provided in this Section 5(a) shall be cumulative and shall not preclude the assertion by any Indemnified Party of any other rights or the seeking of any other remedies against the Subscriber.

(b)

Representations and Warranties; Additional Information. The Subscriber represents and warrants that all of the answers, statements and information set forth in this Subscription Agreement, the Investor Qualification Statement, the AML Checklist and the Tax Forms are true and correct on the date hereof and will be true and correct as of the date, if any, that the General Partner accepts this Subscription Agreement, in whole or in part. The Subscriber covenants and agrees to notify the General Partner promptly of any change that may cause any answer, statement or information set forth in this Subscription Agreement, the Investor Qualification Statement, the AML Checklist and/or the Tax Forms to become untrue or misleading in any material respect, and to provide such additional information that the General Partner requests from time to time and deems necessary to determine (i) the eligibility of the Subscriber to hold an Interest or participate in certain Partnership investments, (ii) the Partnership’s or the General Partner’s compliance with applicable regulatory (including tax and ERISA) requirements or (iii) the Partnership’s tax status. The Subscriber acknowledges and agrees that the General Partner intends to continue to rely upon the answers, statements and/or information set forth in this Subscription Agreement, the Investor Qualification Statement, the AML Checklist and/or the Tax Forms, including Section 4(g), until notified by the Subscriber of any change thereto. The Subscriber also covenants and agrees to provide the Partnership all information that otherwise may be reasonably requested by the General Partner in connection with compliance with applicable law by the General Partner, the Partnership, its Portfolio Companies and their respective affiliates, including all applicable anti-money laundering, Sanctions, anti-bribery and anti-boycott laws and regulations. The Subscriber further represents and warrants that, except for any alterations to this Subscription Agreement, the Investor Qualification Statement or the AML Checklist that have been clearly marked on or prior to the date of acceptance of this Subscription Agreement or otherwise have been specifically identified in writing and accepted by the General Partner on or prior to the date of acceptance of this Subscription Agreement, the Subscriber has not altered or otherwise revised this Subscription Agreement or, the Investor Qualification Statement or the AML Checklist in any manner from the version initially received by the Subscriber. The Subscriber acknowledges that it participated in, or had the meaningful opportunity to participate in, the negotiations and drafting of this Subscription Agreement. In the event an ambiguity or question of intent or interpretation arises, this Subscription Agreement shall be construed to be the product of meaningful negotiations between the General Partner and the Subscriber and no presumption or burden of proof shall arise favoring or disfavoring either of them by virtue of the authorship of any of the provisions of this Subscription Agreement. The General Partner may agree to waive, modify or limit the applicability and/or scope of any representation, agreement or covenant contained in any subscription agreement, AML checklist or investor qualification statement, and any obligation(s) related thereto, with respect to any Person. The Subscriber acknowledges and agrees that the General Partner will rely on the Tax Forms (including any Tax Forms delivered by the Subscriber in the future) provided to the Partnership or the General Partner by or on behalf of the Subscriber.

(c)

Partnership Advisers. The attorneys, accountants and other experts and agents who perform services for the General Partner may also perform services for the Partnership, the Management Company and/or their respective affiliates. It is contemplated that any such dual representation, if commenced, will continue. The General Partner may, without the consent of any Limited Partner, execute on behalf of the Partnership any consent to the representation of the Partnership that counsel may request pursuant to the rules of professional conduct in the applicable jurisdiction. The General Partner has retained Croke Fairchild Morgan & Beres LLC (“Croke Fairchild”) in connection with the formation of the Partnership and may retain Croke Fairchild as legal counsel in connection with the management and operation of the Partnership, including making, holding and disposing of investments. Croke Fairchild will not represent the Subscriber or any other Limited Partner or prospective limited partner of the Partnership, unless the General Partner and such Limited Partner or prospective limited partner otherwise agree, in connection with the formation of the Partnership, the offering of the Interests, the management and operation of the Partnership or any dispute that may arise between any Limited Partner, on one hand, and the General Partner and/or the Partnership, on the other hand (the “Partnership Legal Matters”). The Subscriber will, if it wishes counsel on any Partnership Legal Matter, retain its own independent counsel with respect thereto and will pay all fees and expenses of such independent counsel. The Subscriber agrees that Croke Fairchild may represent the General Partner and/or the Partnership in connection with the formation of the Partnership and any and all other Partnership Legal Matters (including any dispute between the General Partner and the Subscriber or any other Partner). The Subscriber acknowledges and agrees that (i) Croke Fairchild’s representation of the General Partner is limited to the specific matters with respect to which it has been retained and consulted by such Persons, (ii) there may exist other matters that could have a bearing on the Partnership, the Partnership’s investments and portfolio companies, the General Partner and/or their affiliates as to which Croke Fairchild has been neither retained nor consulted, (iii) Croke Fairchild does not undertake to monitor the compliance of the General Partner and its affiliates with the investment program and other investment guidelines and procedures set forth in the Private Placement Memorandum, the Partnership Agreement and any other presentation or materials presented or provided to the Subscriber by or on behalf of the General Partner or other compliance matters, nor does Croke Fairchild monitor compliance by the Partnership, the General Partner and/or their affiliates with applicable laws or regulations, unless in each case Croke Fairchild has been specifically retained to do so, (iv) Croke Fairchild does not investigate or verify the accuracy and completeness of information set forth in the Offering Materials concerning the Partnership, the General Partner or any of their respective affiliates and personnel or investments or portfolio companies and (v) Croke Fairchild is not providing any advice, opinion, representation, warranty or other assurance of any kind as to any matter to any Limited Partner.

(d)

Partnership Agreement Administration. The Subscriber hereby irrevocably constitutes and appoints the General Partner as its true and lawful representative, agent and attorney-in-fact, in its name, place and stead, with full power to make, execute, deliver, sign, swear to, acknowledge and file all certificates and other instruments (including the Partnership Agreement and any other deeds) necessary to (i) amend and/or restate the Partnership Agreement in accordance with its terms, (ii) admit and accede the Subscriber or any other Person, including any transferee of any Limited Partner, as a Limited Partner of the Partnership, and (iii) complete any relevant details and schedules of and to the Partnership Agreement in respect of the Subscriber’s or any other Person’s subscription for, or other acquisition of, a Limited Partner interest and/or such Person’s capital commitment to, and/or capital contributions in respect of, the Partnership.

(e)

Successors and Assigns. This Subscription Agreement, to the extent accepted by the General Partner, will be binding upon the Subscriber’s heirs, legal representatives, successors and permitted assigns.

(f)

Headings and Construction. Section and other headings contained in this Subscription Agreement are for reference only and are not intended to describe, interpret, define or limit the scope or intent of this Subscription Agreement. The word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions in any case where such phrase is not otherwise used.

(g)

Governing Law. This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware).

(h)

Severability. Each provision of this Subscription Agreement, each representation made in the Investor Qualification Statement and the AML Checklist and each provision of or grant of authority by or in the Power of Attorney, shall be considered severable. If it is determined by a court of competent jurisdiction that any provision of this Subscription Agreement, the Investor Qualification Statement or the AML Checklist is invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Subscription Agreement, the Investor Qualification Statement or the AML Checklist, as applicable.

(i)

Survival. The representations and warranties of the Subscriber in, and the other provisions of, this Subscription Agreement and the Investor Qualification Statement shall survive the execution and delivery of this Subscription Agreement, the Investor Qualification Statement and the AML Checklist, and the admission of the Subscriber to the Partnership.

* * * *

IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement as of September 28, 2021.

FOR COMPLETION BY ALL SUBSCRIBERS:

Subscriber’s Commitment Amount: $ 5,000,000.00

As set forth in that certain letter agreement dated as of September 28, 2021 by and between Subscriber and Altai Ventures Holdings, LLC, the Subscriber has agreed to an up to $5,000,000 Commitment to the Partnership, as set forth below, in response to Capital Call Notices issued by the General Partner; provided that notwithstanding anything to the contrary in the Partnership Agreement, the Subscriber shall be required to make the First Capital Contribution and the Second Capital Contribution as called by the General Partner but the Subscriber may make, but shall not be required to make, the Third Capital Contribution and the Fourth Capital Contribution:

First Capital Contribution: $200,000

Second Capital Contribution: $200,000

Third Capital Contribution: $2,300,000

Fourth Capital Contribution: $2,300,000

Subscriber’s Formal Notice Information:	Subscriber’s Other Contact Information if different than Formal Notice Information:
(to be used for formal notice)	(e.g., home, business or main office)

Address:	Address:

Accelerant Holdings LP c/o Maples and Calder (Cayman) LLP, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands	Accelerant US Services Company, LLC, 400 Northridge Road, Suite 800 Sandy Springs, GA, 30350-3354

Attention: Nancy Hasley	Attention: Jeffrey L. Radke
Phone No.: +41 78 204 7402	Phone No.: +44 747 737 0734 or 210 452 0249
Fax No.: N/A	Fax No.: N/A
E-mail: Nancy.Hasley@accelins.com	E-mail: Jradke@accelins.com

FOR COMPLETION BY SUBSCRIBERS WHO ARE NOT NATURAL PERSONS:

(i.e., corporations, partnerships, limited liability companies, trusts or other entities)

Subscriber’s Name:	Accelerant Holdings LP
(print or type)

By:	Accelerant Holdings GP, its General Partner
(signature of authorized representative)

By:	/s/ Jeffrey L. Radke
Jeffrey L. Radke
(print or type name of authorized representative)

Authorized Person
(print or type title of authorized representative)